Exhibit 35.11

ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

Morgan Stanley Capital I Trust 2019-H7, Commercial Mortgage Pass-Through Certificates,
Series 2019-H7 (the “Trust”)

I, Curt Spaugh, a Senior Director on behalf of Situs Holdings, LLC, as Grand Canal Shoppes Special Servicer (the “Certifying Servicer”), certify to Morgan Stanley Capital I Inc. and each Other Depositor with respect to a securitization of a Serviced Companion Loan and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.

I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities during the 2020 calendar year between June 15, 2020 and December 31, 2020 (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

2.

To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects during the Reporting Period.

Date:  February 26, 2021

SITUS HOLDINGS, LLC,
as Grand Canal Shoppes Special Servicer

By:
	Name:	Curt Spaugh
	Title:	Senior Director